UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 25, 2009

LENOX GROUP INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  1-11908

Delaware	13-3684956
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed in the Current Report on 8-K that Lenox Group Inc. (the “Company”) filed on February 20, 2009, the Company, Lenox, Incorporated, a New Jersey corporation (“LI”), Lenox Worldwide, LLC, a Delaware limited liability company (“LW”), Lenox Retail, Inc., a Minnesota corporation (“LRI”), Lenox Sales, Inc., a Minnesota corporation (“LSI”), FL 56 Intermediate, Corp., a Delaware corporation (“FL”), and D 56, Inc., a Minnesota corporation (“D56” and collectively with the Company, LI, LW, LRI, LSI and FL, the “Sellers”) conducted an auction on February 11, 2009 (the “Auction”) pursuant to the bidding procedures that were approved by the United States Bankruptcy Court for the Southern District of New York (the “Court”) on December 16, 2009. At the conclusion of the Auction, the Sellers declared that the bid submitted by Upstairs Acquisition Corp., a Delaware corporation (“UAC”), was the highest qualified bid with the greatest certainty of closing quickly and entered into an Asset Purchase Agreement with UAC dated February 14, 2009 (the “UAC Asset Purchase Agreement”).

On February 23, 24 and 25, 2009, the Court conducted a hearing in respect of the proposed sale to UAC. At the conclusion of the hearing, the Court determined that it should exercise its discretion to reopen the Auction and directed that a new auction be conducted at which the bid that had been previously submitted by LDG-Delaware Opco, Inc., a Delaware corporation (“LDG”), would be a qualified bid. At the commencement of the reopened Auction, the Sellers determined that LDG’s bid was the highest and best offer and, after UAC declined to submit a further offer, the Sellers declared LDG the winner of the Auction.

Following the completion of the Auction, on February 28, 2009, the Sellers entered into an Asset Purchase Agreement (the “LDG Asset Purchase Agreement”) with LDG. Under the terms of the LDG Asset Purchase Agreement, LDG agrees to purchase substantially all of the assets of the Sellers, including all of the Sellers’ assets, properties, rights and claims in relation to the dinnerware, stemware, fine crystal and beverageware, flatware, giftware, other tableware, holiday, seasonal and home decorative, figurine and collectible products and accessories and other similar products, including under the Lenox, Gorham, Dansk, Department 56 and Snowbabies and other brands (the “Purchased Assets”), but excluding certain assets as set forth in the LDG Asset Purchase Agreement including (i) any rights that the Sellers may have to any tax refunds, and (ii) $1,200,000.00 that the Sellers have deposited with Wachovia for the payment of payroll and sales tax.

The purchase price that LDG has agreed to pay as consideration for the sale and purchase of the Purchased Assets consists of the following: (i) $44,500,000.00 of debt forgiveness as evidenced by the credit bid of a portion of the Sellers’ obligations under the Amended and Restated Term Loan Agreement, dated as of April 20, 2007, by and among LI, D56 and LRI, as borrowers, the Company and other guarantors party thereto as guarantors, The Bank of New York Mellon, as administrative agent (as successor to UBS AG, Stamford Branch), and the lenders party thereto (the “Term Loan Agreement”), (ii) the assumption by LDG of certain assumed liabilities as specified in the LDG Asset Purchase Agreement (including certain determined cure costs), (iii) cash in an amount equal to the outstanding obligations under the Debtor-in-Possession Revolving Credit Agreement, dated as of November 25, 2008, among D56, LRI, LI, the Company, UBS Securities LLC, JP Morgan Chase Bank, NA, UBS Loan Finance LLC, UBS AG, Stamford Branch and the lenders and other guarantors that are parties thereto as of the date on which the sale and purchase of the Purchased Assets is completed (the “Closing Date”), and (iv) cash in an aggregate amount equal to the sum of (A) up to $2,150,000.00 to pay allowed administrative, priority and secured tax claims (excluding accrued but unpaid professional fees that are incurred by the Sellers’ or the Official Committee of Unsecured Creditors through the Closing Date that have been or subsequently will be approved by the Court (the “Accrued Professional Fees”)), (B) the Accrued Professional Fees, (C) an amount equal to $250,000.00 to provide for distributions to the holders of allowed general unsecured claims against the Sellers, and (D) $100,000.00 to fund the costs and expenses of a plan administrator to wind down the Sellers’ estates from and after the Closing Date. LDG also agrees to offer employment to each of the Sellers’ employees who remain employed immediately prior to the Closing Date by Sellers or their subsidiaries. Those employees who accept such offers of employment shall, for a period of 1 year following the Closing Date or such longer period as required by law, receive compensation and benefits that are, in the aggregate, substantially equivalent to those provided to such employees prior to the Closing Date, provided that LDG shall not be required to provide equity-based benefits, defined benefit pension benefits, retiree medical or life insurance benefits, incentive or bonus plans or certain other benefits.

The consummation of the transactions contemplated by the LDG Asset Purchase Agreement is subject to (i) the entry of a final sale order by the Court, (ii) clearance from the German Federal Cartel Office pursuant to chapter VII of the Act against Restraints of Competition, and (iii) certain other customary closing conditions, including the consent of certain third parties to the assumption and assignment of certain specified contracts from the Sellers to LDG.

LDG is controlled by Clarion Capital Partners, LLC and certain other parties that are the lenders under the Term Loan Agreement (the “Term Loan Lenders”). The Term Loan Lenders and the Sellers also entered into the Plan Support Agreement, dated as of November 23, 2008, concerning the Term Loan Lenders’ commitment to the financial restructuring of Lenox’s indebtedness and other obligations (the “Plan Support Agreement”). With the exception of the foregoing, there is no material relationship between the Company and LDG other than in respect of the LDG Asset Purchase Agreement. A copy of the press release regarding the reopened Auction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, UAC and the Sellers entered into the UAC Asset Purchase Agreement on February 14, 2009. Pursuant to the terms of the UAC Asset Purchase Agreement, UAC agreed to purchase substantially all of the assets of the Sellers, but excluding substantially all of the assets primarily or exclusively relating to the holiday, seasonable, decorative, figurine and collectible products that are manufactured, designed, distributed and sold under the Department 56 brands by or on behalf of D56 (the “UAC Purchased Assets”). As consideration for the sale and purchase of the UAC Purchased assets, UAC agreed to pay to the Sellers an amount in cash equal to $42,500,000.00, subject to certain adjustments as provided in the UAC Asset Purchase Agreement (including a working capital adjustment), minus certain determined cure costs that UAC agreed to pay, and plus the assumption by UAC of certain assumed liabilities as specified in the UAC Asset Purchase Agreement.

On February 23, 24 and 25, 2009, the Court conducted a hearing in respect of the proposed sale to UAC. At the conclusion of the hearing, the Court determined that it should exercise its discretion to reopen the Auction and directed that a new auction be conducted at which the bid that had been previously submitted by LDG would be a qualified bid. At the commencement of the reopened Auction, the Sellers determined that LDG’s bid was the highest and best offer and, after UAC declined to submit a further offer, the Sellers declared LDG the winner. As a result thereof, UAC notified the Company on February 26, 2009 that it was terminating the UAC Asset Purchase Agreement in accordance with its terms effective as of February 25, 2009. The Company will not incur any termination penalty in connection with the termination of the UAC Asset Purchase Agreement and there is no material relationship between the Company and UAC other than in respect of the UAC Asset Purchase Agreement.

Cautionary Statement Regarding Forward-Looking Statements

The current report on Form 8-K and the exhibit hereto contain certain statements that may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company’s current plans, expectations, estimates and management’s beliefs about the Company’s future performance. Some risks and uncertainties that could affect performance include, but are not limited to, the ability of the Company to: (1) manage the uncertainties associated with the scale-down of the Department 56 operations; (2) achieve revenue or cost synergies; (3) generate cash flow to pay off outstanding debt; (4) retain key employees; (5) maintain and develop cost effective relationships with foreign manufacturing sources; (6) maintain the confidence of and service effectively key wholesale customers; (7) manage currency exchange risk and interest rate changes on the Company’s variable debt; (8) identify, hire and retain quality designers, sculptors and artistic talent to design and develop products which appeal to changing consumer preferences; (9) forecast and react to consumer demand in a challenging economic environment; (10) manage litigation risk in a cost effective manner; (11) obtain Bankruptcy Court approval with respect to motions made from time to time in the Company’s chapter 11 proceedings; (12) obtain and maintain normal terms with vendors and service providers; (13) maintain contracts that are critical to its operations; and (14) effectively manage the potential adverse impact of the Company’s chapter 11 proceeding on the Company’s operations. Actual results may vary materially from forward-looking statements and the assumptions on which they are based. The Company undertakes no obligation to update or publish in the future any forward-looking statements. Also, please read the bases, assumptions and factors set out in Item 1A in the Company’s Form 10-K for 2007 dated March 13, 2008 and in Item 1A in the Company’s Quarterly Reports on Form 10-Q that have been subsequently filed under the Securities Exchange Act of 1934, all of which is incorporated herein by reference and applicable to the forward-looking statements set forth herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

EX – 10.1

Asset Purchase Agreement by and among the Company, Lenox, Incorporated, Lenox Worldwide, LLC, Lenox Retail, Inc., Lenox Sales, Inc., FL 56 Intermediate, Corp., D 56, Inc., and LDG-Delaware Opco, Inc., dated February 28, 2009.

EX - 99.1	Press Release dated February 27, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

Date: March 3, 2009	By:	/s/ Fred Spivak
Fred Spivak, Chief Operating and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

EX – 10.1

Asset Purchase Agreement by and among the Company, Lenox, Incorporated, Lenox Worldwide, LLC, Lenox Retail, Inc., Lenox Sales, Inc., FL 56 Intermediate, Corp., D 56, Inc., and LDG-Delaware Opco, Inc., dated February 28, 2009.

EX - 99.1	Press Release dated February 27, 2009.